Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

FIRST QUARTER 2014 FINANCIAL RESULTS

Company Delivered Record Q1 Non-GAAP Digital Revenues and

Record Q1 Non-GAAP EPS

Company Increases CY 2014 Full-Year Revenue and EPS Outlook

Santa Monica, CA – May 6, 2014 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the first quarter of 2014.

	First Quarter
(in millions, except EPS)	2014	Prior Outlook*	2013

GAAP
Net Revenues	$1,111	$885	$1,324
EPS	$0.40	$0.15	$0.40
Non-GAAP
Net Revenues	$772	$675	$804
EPS	$0.19	$0.09	$0.17

*Prior Outlook was provided by the company on February 6, 2014 in its earnings release

For the quarter ended March 31, 2014, Activision Blizzard’s GAAP net revenues were $1.11 billion, as compared with $1.32 billion for the first quarter of 2013.   On a non-GAAP basis, the company’s net revenues were $772 million, as compared with $804 million for the first quarter of 2013.  For the first quarter, GAAP net revenues from digital channels represented 34% of the company’s total revenues.  On a non-GAAP basis, net revenues from digital channels were a record 68%.

For the quarter ended March 31, 2014, Activision Blizzard’s GAAP earnings per diluted share were $0.40, as compared with $0.40 for the first quarter of 2013.  On a non-GAAP basis, the company’s earnings per diluted share were a record $0.19, as compared with $0.17 for the first quarter of 2013.  Our Q1 GAAP results were higher-than-anticipated due to better-than-expected operating performance in an amount about equal to our non-GAAP over performance and a recently identified forecast miscalculation with regard to deferred revenue recognition in our previous GAAP outlook, which accounted for the balance of the GAAP over delivery.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Activision Blizzard Announces Q1 2014 Earnings Results

Bobby Kotick, Chief Executive Officer, Activision Blizzard, said, “Our better-than-expected performance was driven by record digital sales in Blizzard Entertainment’s franchises, including World of Warcraft®, Diablo®, and Hearthstone™: Heroes of Warcraft™, a new free-to-play game which had already registered more than 10 million users as of its March 11, 2014 launch on Windows® and Mac®, in addition to Activision Publishing’s Skylanders™ and Call of Duty® franchises.  For the first quarter, net revenues from non-GAAP digital channels accounted for more than 68% of our revenues, setting a new quarterly record and driving record non-GAAP Q1 operating margin and record non-GAAP Q1 EPS. Additionally, we are raising our full year outlook and expect to grow our non-GAAP revenues year over year and deliver record non-GAAP earnings per share.”

Kotick added, “We have a strong product pipeline for the balance of the year, beginning with the September 9th planned launch of Destiny, which we believe could become our next billion dollar franchise and the largest new videogame IP launch in history. Activision Publishing also recently announced that Skylanders: Trap Team and Call of Duty: Advanced Warfare are expected to be released on October 5 and November 4, respectively.  In addition to plans for new content for Hearthstone: Heroes of Warcraft and the release of Diablo III: Ultimate Evil Edition™ on console later this year, Blizzard Entertainment expects to launch World of Warcraft: Warlords of Draenor™, which is already one of the fastest selling expansions in the franchise’s history based on pre-sales, in the second half of 2014.”

Kotick continued, “With our leading franchises, incredibly talented employees, scale and deep financial resources, we are well positioned to continue driving innovation and delivering the world’s best games along with strong financial performance.”

Selected Business Highlights:

•                  For the first quarter of 2014, in North America and Europe combined, Activision Publishing had the #1 and #2 best-selling  titles– Skylanders SWAP Force and Call of Duty: Ghosts.¹

•                  In North America and Europe combined, Activision Publishing’s Skylanders SWAP Force™ was the #1 best-selling kids game overall in dollars for the first quarter of 2014.1

•                  For the first quarter, Blizzard Entertainment had the #1 PC title in dollars in both North America and Europe with Diablo III: Reaper of Souls™.2

•                  On March 10, 2014, Blizzard Entertainment announced that players who pre-purchase either the digital Standard Edition or Digital Deluxe Edition of World of Warcraft’s upcoming expansion, Warlords of Draenor, will be able to immediately boost one character of their choosing to level 90, allowing them to experience the latest content alongside their friends.3  Players who wish to boost multiple characters to level 90 also now have the option to purchase additional level-90 character boosts directly through the game at $60 apiece.  Additionally, Blizzard announced that Warlords of Draenor will be released no later than December 20, 2014.

Activision Blizzard Announces Q1 2014 Earnings Results

•                  On March 11, 2014, Blizzard Entertainment announced the launch of Hearthstone: Heroes of Warcraft, a new cross-platform free-to-play digital card game for Windows and Mac.

•                  On March 25, 2014, Blizzard Entertainment announced that players the world over launched a crusade against Malthael, the angel of Death, with the release of Diablo III: Reaper of Souls for Windows and Mac. As of the first week of the expansion’s availability, more than 2.7 million copies had sold-through online and at retailers worldwide.4

•                  As of March 31, 2014, Blizzard Entertainment’s World of Warcraft remains the #1 subscription-based MMORPG, with approximately 7.6 million subscribers.5

Company Outlook

On April 3, 2014, Activision Publishing released Devastation, the latest DLC Pack for Call of Duty: Ghosts, exclusively on Xbox Live for both Xbox One and Xbox 360.  The company expects to release Devastation for other platforms later in the quarter.

On April 2, 2014, Blizzard Entertainment released Hearthstone: Heroes of Warcraft on iPad® in Canada, Australia, and New Zealand.  Blizzard made the game available through the iPad App Store for the rest of the world on April 16, 2014.

Based on its first-quarter results, Activision Blizzard is raising its outlook for calendar year 2014, as follows:

(in millions, except EPS)	GAAP Outlook	Prior* GAAP Outlook	Non-GAAP Outlook	Prior* Non-GAAP Outlook

CY 2014

Net Revenues	$4,220	$4,000	$4,675	$4,600

EPS	$0. 89	$0.76	$1.27	$1.26

Fully Diluted Shares**	750	750	750	750

Q2 2014

Net Revenues	$910	n/a	$600	n/a

EPS	$0.22	n/a	$0.01	n/a

Fully Diluted Shares**	745	n/a	745	n/a

*Prior Outlook was provided by the company on February 6, 2014 in its earnings release

** Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis

Activision Blizzard Announces Q1 2014 Earnings Results

The increase in Activision Blizzard’s GAAP outlook for 2014 is a result of the company’s actual Q1 GAAP performance (which was higher than its prior Q1 GAAP outlook for the reasons cited on the first page of this press release), as well as the company’s current expectations for the remainder of the year.

Debt Repayment and Cash Dividend

Activision Blizzard repaid $375 million of its outstanding Term Loan B on February 11, 2014.  Additionally, the company will pay a cash dividend of $0.20 per common share on May 14, 2014 to shareholders of record at the close of business on March 19, 2014.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended March 31, 2014 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-312-9863 in the U.S. with passcode 6972116.

About Activision Blizzard

Activision Blizzard, Inc. is the largest and most profitable independent western interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty, Skylanders, World of Warcraft, StarCraft and Diablo.

Headquartered in Santa Monica California, Activision Blizzard maintains operations throughout the United States, Europe, and Asia. It develops and publishes games on all leading interactive platforms and its games are available in most countries around the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates, including toys and accessories

2 According to The NPD Group and GfK Chart-Track

3 Players upgrading to Warlords of Draenor from World of Warcraft Starter Edition must wait until trial restrictions are removed before character boost becomes available (may take up to 72 hours).

4 According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates

5 According to Activision Blizzard internal estimates

Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Activision Blizzard Announces Q1 2014 Earnings Results

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the acquisition of 429 million shares of our common stock on October 11, 2013 from Vivendi, pursuant to the stock purchase agreement dated July 25, 2013 and the $4.75 billion debt financings related thereto; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Activision Blizzard Announces Q1 2014 Earnings Results

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the macroeconomic environment, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action, “toys to life” and massively multiplayer online games and preferences among hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the ongoing console transition, rapid changes in technology and industry standards, the current regulatory environment, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, capital market risks, the possibility that expected benefits related to the recently completed transactions with Vivendi may not materialize as expected, the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt, and the other  factors  identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

Activision Blizzard Announces Q1 2014 Earnings Results

For Information Contact:
Kristin Southey	Maryanne Lataif
SVP, Investor Relations and Treasury	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended March 31,
	2014	2013

Net revenues:
Product sales	$769	$990
Subscription, licensing and other revenues [1]	342	334
Total net revenues	1,111	1,324

Costs and expenses:
Cost of sales - product costs	225	260
Cost of sales - online	58	57
Cost of sales - software royalties and amortization	57	61
Cost of sales - intellectual property licenses	2	38
Product development	143	125
Sales and marketing	104	107
General and administrative	95	89
Total costs and expenses	684	737
Operating income	427	587
Interest and other investment income (expense), net	(51)	2
Income before income tax expense	376	589
Income tax expense	83	133
Net income	$293	$456

Basic earnings per common share [2]	$0.40	$0.40
Weighted average common shares outstanding	709	1,113

Diluted earnings per common share [2]	$0.40	$0.40
Weighted average common shares outstanding assuming dilution	720	1,120

1 Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2 The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 17 million and 26 million for the three months ended March 31, 2014 and 2013, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $285 million for the three months ended March 31, 2014 as compared to total net income of $293 million for the same period. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $446 million for the three months ended March 31, 2013 as compared to total net income of $456 million for the same period.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$4,279	$4,410
Short-term investments	8	33
Accounts receivable, net	219	510
Inventories, net	158	171
Software development	361	367
Intellectual property licenses	12	11
Deferred income taxes, net	336	321
Other current assets	321	418
Total current assets	5,694	6,241
Long-term investments	9	9
Software development	44	21
Property and equipment, net	152	138
Other assets	66	35
Intangible assets, net	41	43
Trademark and trade names	433	433
Goodwill	7,089	7,092
Total assets	$13,528	$14,012

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$166	$355
Deferred revenues	1,092	1,389
Accrued expenses and other liabilities	635	636
Current portion of long-term debt	---	25
Total current liabilities	1,893	2,405
Long-term debt, net	4,320	4,668
Deferred income taxes, net	86	66
Other liabilities	305	251
Total liabilities	6,604	7,390
Shareholders’ equity:
Common stock	---	---
Additional paid-in capital	9,812	9,682
Treasury stock	(5,783)	(5,814)
Retained earnings	2,832	2,686
Accumulated other comprehensive income	63	68
Total shareholders’ equity	6,924	6,622
Total liabilities and shareholders’ equity	$13,528	$14,012

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended March 31, 2014		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,111	$225	$58	$57	$2	$143	$104	$95	$684
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(339)	(95)	-	(25)	-	-	-	-	(120)
Less: Stock-based compensation	(b)	-	-	-	(7)	-	(8)	(2)	(13)	(30)
Less: Amortization of intangible assets	(c)	-	-	-	-	(2)	-	-	-	(2)
Non-GAAP Measurement		$772	$130	$58	$25	$-	$135	$102	$82	$532

Three Months Ended March 31, 2014		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$427	$293	$0.40	$0.40
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(219)	(171)	(0.24)	(0.23)
Less: Stock-based compensation	(b)	30	18	0.03	0.02
Less: Amortization of intangible assets	(c)	2	1	-	-
Non-GAAP Measurement		$240	$141	$0.19	$0.19

Three Months Ended March 31, 2013		Net Revenues	Cost of Sales- Product Costs	Cost of Sales- Online	Cost of Sales- Software Royalties and Amortization	Cost of Sales- Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,324	$260	$57	$61	$38	$125	$107	$89	$737
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(520)	(115)	-	(33)	(3)	-	-	-	(151)
Less: Stock-based compensation	(b)	-	-	-	(5)	-	(7)	(2)	(12)	(26)
Less: Amortization of intangible assets	(c)	-	-	-	-	(3)	-	-	-	(3)
Non-GAAP Measurement		$804	$145	$57	$23	$32	$118	$105	$77	$557

Three Months Ended March 31, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$587	$456	$0.40	$0.40
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(369)	(277)	(0.24)	(0.24)
Less: Stock-based compensation	(b)	26	18	0.02	0.02
Less: Amortization of intangible assets	(c)	3	2	-	-
Non-GAAP Measurement		$247	$199	$0.17	$0.17

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $136 million for the three months ended March 31, 2014 as compared to total non-GAAP net income of $141 million for the same period. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $194 million for the three months ended March 31, 2013 as compared to total non-GAAP net income of $199 million for the same period.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	March 31, 2014		March 31, 2013		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$659	59%	$896	68%	$(237)	(26)%
Digital online channels[1]	379	34	377	28	2	1
Total Activision and Blizzard	1,038	93	1,273	96	(235)	(18)

Distribution	73	7	51	4	22	43
Total consolidated GAAP net revenues	1,111	100	1,324	100	(213)	(16)

Change in Deferred Revenues[2]
Retail channels	(487)		(572)
Digital online channels[1]	148		52
Total changes in deferred revenues	(339)		(520)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	172	22	324	40	(152)	(47)
Digital online channels[1]	527	68	429	53	98	23
Total Activision and Blizzard	699	91	753	94	(54)	(7)

Distribution	73	9	51	6	22	43
Total non-GAAP net revenues[3]	$772	100%	$804	100%	$(32)	(4)%

1 Net revenues from digital online channels represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

2 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

3 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

4 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	March 31, 2014		March 31, 2013		$ Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	201	18	275	21	(74)	(27)
PC	100	9	93	7	7	8%

Next-generation (PS4, Xbox One, WiiU)	108	10	7	1	101	NM
Current-generation (PS3, Xbox 360, Wii)	546	49	742	56	(196)	(26)
Total console[2]	654	59	749	57	(95)	(13)

Mobile and other[5]	83	7	156	12	(73)	(47)

Total Activision and Blizzard	1,038	93	1,273	96	(235)	(18)

Distribution:
Total Distribution	73	7	51	4	22	43
Total consolidated GAAP net revenues	1,111	100	1,324	100	(213)	(16)

Change in Deferred Revenues[3]
Activision and Blizzard:
Online[1]	26		(47)
PC	139		28

Next-generation (PS4, Xbox One, WiiU)	(76)		(4)
Current-generation (PS3, Xbox 360, Wii)	(428)		(497)
Total console[2]	(504)		(501)

Mobile and other[5]	---		---
Total changes in deferred revenues	(339)		(520)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	227	29	228	28	(1)	(0)
PC	239	31	121	15	118	98

Next-generation (PS4, Xbox One, WiiU)	32	4	3	---	29	NM
Current-generation (PS3, Xbox 360, Wii)	118	15	245	30	(127)	(52)
Total console[2]	150	19	248	31	(98)	(40)

Mobile and other[5]	83	11	156	19	(73)	(47)

Total Activision and Blizzard	699	91	753	94	(54)	(7)

Distribution:
Total Distribution	73	9	51	6	22	43
Total consolidated non-GAAP net revenues[4]	772	100	804	100	(32)	(4)%

1 Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

4 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

5 Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

6 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	March 31, 2014		March 31, 2013		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$563	51%	$738	56%	$(175)	(24)%
Europe	462	42	487	37	(25)	(5)
Asia Pacific	86	8	99	7	(13)	(13)
Total consolidated GAAP net revenues	1,111	100	1,324	100	(213)	(16)

Change in Deferred Revenues[1]
North America	(233)		(315)
Europe	(125)		(169)
Asia Pacific	19		(36)
Total changes in net revenues	(339)		(520)

Non-GAAP Net Revenues by Geographic Region
North America	330	43	423	53	(93)	(22)
Europe	337	44	318	40	19	6
Asia Pacific	105	14	63	8	42	67
Total non-GAAP net revenues[2]	$772	100%	$804	100%	$(32)	(4)%

1 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

2 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

3 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months Ended March 31, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	March 31, 2014		March 31, 2013		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$237	31%	$423	53%	$(186)	(44)%
Blizzard[2]	462	60	330	41	132	40
Distribution[3]	73	9	51	6	22	43
Operating segment total	772	100%	804	100%	(32)	(4)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	339		520
Consolidated net revenues	$1,111		$1,324		$(213)	(16)%

Segment income from operations:
Activision[1]	$2		$112		$(110)	(98)%
Blizzard[2]	239		135		104	77
Distribution[3]	(1)		---		(1)	---
Operating segment total	240		247		(7)	(3)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	219		369
Stock-based compensation expense	(30)		(26)
Amortization of intangible assets	(2)		(3)
Consolidated operating income	427		587		(160)	(27)
Interest and other investment income (expense), net	(51)		2
Consolidated income before income tax expense	$376		$589		$(213)	(36)%

Operating margin from total operating segments	31.1%		30.7%

1 Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

2 Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

3 Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

4 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Trailing Twelve Months Ending March 31, 2014

EBITDA and Adjusted EBITDA

(Amounts in millions)

					Trailing Twelve
					Months Ending
	June 30, 2013	September 30, 2013	December 31, 2013	March 31, 2014	March 31, 2014

GAAP Net Income (Loss)	$324	$56	$174	$293	$847
Interest (Income) / Expense, net	---	4	52	51	107
Provision (Benefit) for income taxes	106	10	59	83	258
Depreciation and amortization	23	21	40	19	103
EBITDA	453	91	325	446	1,315

Deferral of net revenues and related cost of sales (a)	(338)	(32)	509	(219)	(80)
Stock-based compensation expense (b)	24	25	34	30	113
Fees and other expenses related to the Purchase
Transaction and related debt financings (c)	---	62	18	---	80
Adjusted EBITDA	$139	$146	$886	$257	$1,428

(a)	Reflects the net change in deferred net revenues and related cost of sales.
(b)	Includes expense related to stock-based compensation.
(c)

Reflects fees and other expenses related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

Trailing twelve months amounts are presented as calculated. Therefore, the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Quarter Ending June 30, 2014 and

Year Ending December 31, 2014

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		June 30, 2014	December 31, 2014

Net Revenues (GAAP)		$910	$4,220

Excluding the impact of:
Change in deferred net revenues	(a)	(310)	455

Net Revenues (Non-GAAP)		$600	$4,675

Earnings Per Diluted Share (GAAP)		$0.22	$0.89

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.24)	0.26
Stock-based compensation	(c)	0.03	0.11
Amortization of intangible assets	(d)	-	0.01

Earnings Per Diluted Share (Non-GAAP)		$0.01	$1.27

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.